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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 7, 2003 (October 2, 2003)
Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue
Kansas City, KS 66105
(Address of principal executive offices)

(913) 621-9500
(Registrant's telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure

        The Registrant and Bank of America have agreed that their exclusive marketing arrangement in the Chapter 7 bankruptcy market will become a non-exclusive marketing arrangement effective April 1, 2004. The non-exclusive marketing arrangement between the Registrant and Bank of America will extend through September 30, 2006, unless otherwise mutually agreed upon.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.
Date: October 7, 2003
	By:	/s/ TOM W. OLOFSON
Name: Tom W. Olofson Title: Chairman of the Board, Chief Executive Officer and Director

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  Item 5. Other Events and Regulation FD Disclosure
SIGNATURES